Dyax Corp. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks [*****] denote such omission.

CONFIDENTIAL DOCUMENT
Exhibit 10.7(e)

FOURTH AMENDMENT TO
DISTRIBUTION SERVICES AGREEMENT
(Wholesale Distribution)

This Fourth Amendment to the Distribution Services Agreement (this “Amendment”) is made and entered into as of December 19, 2012 (the “Amendment Effective Date”), by and between DYAX CORP. (“Dyax”) and ASD Specialty Healthcare, Inc. (“ASD”).

WHEREAS, Dyax and ASD entered into that certain Distribution Services Agreement, dated November 19, 2009, as amended (the “Agreement”), pursuant to which ASD provides distribution services to Dyax in connection with the product Kalbitor®; and

WHEREAS, pursuant to and in accordance with Section 15.5 of the Agreement, the parties desire to amend the Agreement to implement certain changes tothe terms and conditions of the Agreement, as described below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Defined Terms.

Any capitalized terms that are used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.     Amendments.

Inventory Report.  The following new Section 9.7 shall be added to the Agreement:

9.7
Inventory Report.   In addition the reports in Sections 9.1 and 9.2, ASD shall also provide Dyax with a daily inventory report in an Excel format, at the time and with the content mutually agreed upon by the parties.  The fee for this service will be calculated on a [*****] basis, and will be equal to [*****] ([*****]%) of ASD’s purchases of Product [*****] (the “Inventory Management Fee”).  Dyax shall pay the Inventory Management Fee within [*****] days of receipt of invoice.  On all undisputed balances exceeding [*****]days from invoice receipt, Dyax shall pay interest equal to the lesser of (i) [*****]% per [*****] and (ii) the maximum allowed by law.

3.      No Other Amendments.

Except as expressly amended hereby, the Agreement, as originally executed remains in full force and effect.  It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

4.           Entire Agreement.

This Amendment and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

5.           Counterparts.

This Amendment may be executed in multiple counterparts, each of which will be considered an original, but which together will constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized officers or representatives as of the Amendment Effective Date.

ASD SPECIALTY HEALTHCARE, INC.		DYAX CORP.
By:	/s/ Matt Johnson	By:	/s/ Peter K Yi

Name:	Matt Johnson	Name:	Peter K Yi

Title:	COO	Title:	Senior Director, Access and Channel Operations

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.